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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                          CREDIT AND SECURITY AGREEMENT


Preamble. THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (hereinafter, together with all schedules and exhibits hereto, and any supplements, additions, modifications or amendments thereto made from time to time called the "First Amendment"), dated as of January 19, 1999 (the "First Amendment Date"), is made by and among THOMASTON MILLS, INC., a Georgia corporation (hereinafter, together with its successors and permitted assigns called the "Borrower"); THOMASTON MILLS FSC, INC., a U.S. Virgin islands corporation (hereafter, together with its successors and permitted assigns, called "FSC"); NATIONSBANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "NationsBank"; NationsBank, together with SunTrust and Wachovia, each as hereinafter defined, called collectively, the "Lenders" and, individually, a "Lender"); SUNTRUST BANK, ATLANTA, a Georgia banking corporation (hereinafter, together with its successors and permitted assigns, called "SunTrust"), individually and as "Administrative Agent" and "Syndication Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; WACHOVIA BANK, N.A., a national banking association (hereinafter, together with its successors and permitted assigns, called "Wachovia"), as "Special Issuer," "Documentation Agent" and "Collateral Agent" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders; and SUNTRUST EQUITABLE SECURITIES CORPORATION, a Tennessee corporation (hereinafter, together with its successors and permitted assigns called "SunTrust Equitable Securities"), as "Arranger" and "Lead Manager" (as those terms are defined in the Credit Agreement defined below), on behalf of the Lenders.

                  The Borrower, FSC, SunTrust (in its respective capacities described above), Wachovia (in its respective capacities described above), NationsBank as a Lender and SunTrust Equitable Securities (in its respective capacities described above) (the foregoing parties herein sometimes collectively called the "Parties" and individually called a "Party") are Parties to a certain Credit and Security Agreement, dated as of August 19, 1998 (which is called herein the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed to extend credit and other financial accommodations to the Borrower. The Parties have agreed to modify and amend the Credit Agreement in the manner, and subject to the terms and conditions, set forth hereinbelow.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this First Amendment and not defined herein are defined in the Credit Agreement.

         SECTION 2. Amendments to Credit Agreement. The Parties hereby amend the Credit Agreement as set forth in SECTIONS 2.1 through 2.10.


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                  2.1  Incorporated Definitions. The terms "First Amendment" and
"First Amendment Date," defined and described in the Preamble hereinabove, are incorporated by reference into, and made an integral part of, SECTION 1.1, as defined terms therein in the appropriate alphabetic order.

                  2.2 Definition of Borrowing Base. The defined term "Borrowing Base," set forth in SECTION 1.1 of the Credit Agreement, is amended by deleting existing clause (x) thereof, in its entirety, therefrom, and substituting in its place the following revised clause (x):

                           (x) a fixed and continuing reserve, in the amount of Ten Million Dollars ($10,000,000), from the Closing Date through January 18, 1999, reducing to Five Million Dollars ($5,000,000) on January 19, 1999 and continuing in such reduced amount until March 1, 1999, on which date such reserve shall be increased to, and remain thereafter at, Ten Million Dollars ($10,000,000);

                  2.3 Definition of Eligible Accounts. The defined term "Eligible Accounts," set forth in SECTION 1.1 of the Credit Agreement, is amended by deleting existing clause (v) thereof, in its entirety, therefrom, and substituting in its place the following revised clause (v):

                           (v) which is owing by any Account Debtor whose accounts, in face amount, with the Obligors exceed ten percent (10%) of such Obligor's Eligible Accounts (except for VF Corporation, as to which such concentration limit shall be, instead, twenty-five percent (25%), but only to the extent of such excess);

                  2.4 Collateral Reserve Account. Pursuant to clause (ii) of the fifth sentence of SECTION 3.02 of the Credit Agreement, the Borrower is hereby advised in writing by the Collateral Agent of a different arrangement selected by the Collateral Agent (as directed by the Required Lenders) in respect of the disposition of collected amounts on deposit from time to time in the Collateral Reserve Account; that is, effective as of the Amendment Date, and continuing at all times thereafter, the Administrative Agent will apply all collected amounts in the Collateral Account to Revolving Loans then outstanding and Letter of Credit Obligations in respect of In-Line Standby Letters of Credit and Commercial Letters of Credit then due and payable, pro rata among each of such Obligations based on the proportion which each bears to the total amount of all such Obligations, all in conformity with the last sentence of SECTION 3.02 and subject to the overriding provisions of SECTION 3.02 in respect of such dispositions during any time that a Default or Event of Default is in existence.

                  2.5 Interest Rates. SECTION 2.05 of the Credit Agreement is amended by adding thereto, at the end thereof, the following:

                           (f) Notwithstanding any of the foregoing provisions of this SECTION 2.05, excepting therefrom only subsections (d) and (e) hereof, effective on and at all times after the First Amendment Date,



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                  the following provisions shall govern the interest rate
                  payable on the Loans:

                                    (i)      all Loans made, continued or

                           converted shall be made, continued as or converted into Base Rate Loans only;

                                    (ii)     all Base Rate Loans existing on the
                           First Amendment Date, together with any and all Loans made, continued or converted into Base Rate Loans after the First Amendment Date, shall bear interest at the Base Rate plus an Applicable Margin of one percent (1%) per annum (without any subsequent performance pricing adjustment);

                                    (iii)    the interest rate payable on all
                           Euro-Dollar Loans outstanding on the First Amendment Date shall be increased by one percent (1%) per annum, effective as of the First Amendment Date, and all such Euro-Dollar Loans shall by converted into Base Rate Loans effective upon the expiration of the current Interest Period respective thereto;

                  2.6 Financial Reporting. SECTION 5.01 of the Credit Agreement is amended by adding thereto, at the end thereof, the following new subsection
(p):

                           (p)      without limitation of the foregoing clauses
                  (a) through (n), and in supplementation thereof, effective on the First Amendment Date, and continuing at all relevant times thereafter, the following additional reporting covenants shall apply:

                                    (i)      there shall be included with the
                           monthly financial statements required to be delivered to the Lenders pursuant to clause (b) of this SECTION 5.01, divisional financial statements for the relevant fiscal period, in respect of each of the Borrower's operating divisions, segregated on a division-by-division basis;

                                    (ii)     as soon as available and in any
                           event on the second Business Day of each calendar week, the Borrower shall have prepared and delivered to each of the Lenders (x) a cash forecast and budget for the coming four (4) calendar weeks (including the



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                           current week), segregated week-by-week and (y) a
                           weekly reconciliation of discrepancies among forecasted, budgeted and actual cash receipts and disbursements for the prior week, all in form satisfactory to the Agents; and

                                    (iii)    the Borrowing Base Certificate (and
                           accompanying documentation) described in clause (j) of this SECTION 5.01, shall be prepared and delivered weekly by the Borrower, as of the last Business Day of the preceding calendar week, with the Borrowing Base Certificate to be delivered on the third Business Day of each calendar week, and with the accompanying documentation to be delivered on the fourth Business Day of each calendar week..

                  2.7 Reports Respecting Collateral. SECTION 5.32 of the Credit Agreement is amended by deleting therefrom (i) the words "twenty (20) days after the end of each Fiscal Month" in the second line thereof and substituting in their place the words "the first Business Day of each calendar week"; and by further deleting therefrom the words "preceding Fiscal Month" and substituting in their place the words "preceding calendar week," wherever they appear in such SECTION.

                  2.8 Field Audit. In conformity with SECTION 5.02 of the Credit Agreement, the Borrower shall fully cooperate with the Collateral Agent in the conduct of a field audit of the Collateral, commencing on or as soon as practicable after the Amendment Date.

                  2.9 Inventory Appraisal. SECTION 5.34 of the Credit Agreement shall be amended by adding thereto, at the end thereof, the following new sentence:

                           In addition to the foregoing, as soon as practicable
                  after the First Amendment Date, but in any event by February 15, 1999, the Borrower shall obtain, at its expense, and deliver to the Collateral Agent an appraisal of the Inventory Collateral from an appraiser, and using an appraisal methodology, approved by the Agents.

                  2.10  Mortgages. There shall be added to ARTICLE 5 a new
SECTION 5.42, to read as follows:

                           SECTION 5.42 Mortgages. As soon as available after the First Amendment Date, but in any event by not later than February 10, 1999, the Borrower shall deliver or cause to be delivered to the Collateral Agent, in respect of that portion of the Aggregate Real Properties as are owned by the Obligors on the First



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                  Amendment Date on which any manufacturing facilities (whether open or closed) are situated, and all contiguous, adjacent and related real property, including, in Pike County, Georgia, all timberland, consisting of 900 acres, more or less (herein, the "Mortgaged Real Property"), the following:

                                    (i)      a mortgage, deed to secure debt,
                           deed of trust or similar instrument of conveyance (herein, a "Mortgage"), conveying to the Collateral Agent for the benefit of all Agents and Lenders a first priority Lien on the Mortgaged Real Property, free and clear of all other Liens and encumbrances excepting only those which are approved in writing by the Collateral Agent;

                                    (ii)     a mortgagee's title insurance
                           policy (or binder committing to issue same), in customary ALTA form, from a title insurer selected by the Borrower, at its expense, but acceptable to the Collateral Agent, insuring the Collateral Agent's interest as mortgagee in the Mortgaged Real Property in an amount of coverage acceptable to the Collateral Agent and containing only such exceptions and limitations as shall be acceptable to the Collateral Agent;

                                    (iii)    a current, as-built boundary line
                           survey of the Mortgaged Real Property from a registered land surveyor, selected by the Borrower, at its expense, but acceptable to the Collateral Agent in customary ALTA form;

                                    (iv)     as appropriate, a lessor's
                           acknowledgment and consent in respect of any Mortgaged Real Property which is leased; and

                                    (v)      such other, similar or related
                           requirements as the Collateral Agent may require in connection the foregoing.

Additionally, the Lenders reserve the right to require that Borrower comply with the foregoing requirements as to any one or more or all other parcels of real property, whether now owned or hereafter acquired, which Borrower shall do as soon as possible after, but in any event within thirty (30) days after, receipt of written request therefor from Agent that it do so.



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         SECTION 3.  Representations and Warranties of Obligors. The Borrower
and FSC, each severally, represents and warrants to the other Parties that:

         (a) It has the power and authority to enter into and to perform this First Amendment, to execute and deliver all documents relating to this First Amendment, and or incur the obligations provided for in this First Amendment, all of which have been duly authorized and approved in accordance with its corporate documents;

         (b) This First Amendment, together with all documents executed pursuant hereto, shall constitute when executed its valid and legally binding obligations in accordance with their respective terms;

         (c) All representations and warranties made by it in the Credit Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;

         (d) Its Obligations under the Credit Documents remain valid and enforceable Obligations, and the execution and delivery of this First Amendment and the other documents executed in connection herewith shall not be construed as a novation of the Credit Agreement or any of the other Credit Documents;

         (e) As of the date hereof, it has no offsets, defenses or counterclaims against the payment of any of the Obligations; and

         (f) As of the date hereof, and after giving effect to the terms hereof, no Default Condition or Event of Default exists, except in relation to Borrower's continuing compliance with Sections 5.21 and 5.24 of the Credit Agreement as they relate to Borrower's Fiscal Quarter ending closest to December 31, 1998; which Default Conditions and Events of Default have not been waived by Lenders, and are not being waived hereby by Lenders, but shall continue, together with Lenders' full reservation after all rights and remedies deriving therefrom, notwithstanding this Amendment.

         SECTION 4. Waiver of Claims. As a specific inducement to the other Parties without which the Borrower and FSC acknowledge the other Parties would not enter into this First Amendment and the other documents executed in connection herewith, each of the Borrower and FSC hereby waives any and all claims that it may have against any other Party, as of the date hereof, arising out of or relating to the Credit Agreement or any other Credit Document whether sounding in contract, tort, or any other basis.

         SECTION 5. Conditions of Effectiveness. This First Amendment shall become effective when, and only when, the Documentation Agent shall have received this First Amendment, executed by each Party.



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         SECTION 5.  Miscellaneous.

                  5.1 Reference to Credit Agreement. Upon the effectiveness of this Credit Agreement, each reference in the Credit Agreement to "this Credit Agreement" and each reference in the other Credit Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  5.2 Effect on Credit Documents. Except as specifically amended above, all terms of the Credit Agreement and all other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  5.3 No Waiver. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power, or remedy of Lenders or the Agents under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

                  5.4 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agents and the Lenders in connection with the preparation, reproduction, execution, and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect hereto.

                  5.5 No Novation. Nothing contained herein intended, or shall be construed, to constitute a novation to the Credit Agreement or any Credit Document.

                  5.6 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving affect to conflict of law provisions.

                  5.7 Counterparts. This First Amendment may be executed in counterparts. Each counterpart shall bind the Party or Parties executing same. All counterparts, taken together, shall constitute one and the same agreement.



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                  IN WITNESS WHEREOF, the Parties have caused this First
Amendment to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                        "BORROWER"

                                        THOMASTON MILLS, INC.


                                        By:                               (SEAL)
                                           -------------------------------
                                           Neil H. Hightower
                                           President and Chief Executive Officer

                                        Attest:
                                               ---------------------------------
                                               A. William Ott
                                               Vice President-Finance

                                               (CORPORATE SEAL)


                                        "SUBSIDIARY GUARANTOR"

                                        THOMASTON MILLS FSC, INC.


                                        By:                               (SEAL)
                                           -------------------------------
                                           Neil H. Hightower
                                           President and Chief Executive Officer

                                           Attest:
                                                  ------------------------------
                                                  A. William Ott
                                                  Vice President-Finance

                                               (CORPORATE SEAL)



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                                    SUNTRUST BANK, ATLANTA,
                                    as Administrative Agent,
                                    Syndication Agent and as a Lender     (SEAL)



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       (CORPORATE SEAL)



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                                    WACHOVIA BANK, N.A.,
                                    as Special Issuer, Documentation Agent,
                                    Collateral Agent, and as a Lender     (SEAL)



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



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                                    NATIONSBANK, N.A.,
                                    as a Lender                           (SEAL)



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



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                                    SUNTRUST EQUITABLE SECURITIES
                                    CORPORATION, as Arranger and Lead
                                    Manager



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                     (CORPORATE SEAL)



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